April 25, 2008

SLM Funding LLC
12061 Bluemont Way

V3419
Reston, Virginia 20190

Re:  SLM Student Loan Trust 2005-7 Legality Opinion

Ladies and Gentlemen:

We acted as counsel to SLM Funding LLC (the “Company”) in connection with the original issuance by SLM Student Loan Trust 2005-7 (the “Trust”) of the Student Loan-Backed Notes, Series 2005-7 (the “Notes”) on August 11, 2005 (the “Closing Date”) pursuant to a prospectus dated August 1, 2005, as supplemented by a prospectus supplement dated August 3, 2005 (the “Base Prospectus” and the “Prospectus Supplement,” respectively, and collectively the “Prospectus”).  The Trust was formed pursuant to the short-form trust agreement dated as of July 29, 2005, between the Depositor and Chase Bank USA, National Association, as eligible lender trustee (the “Eligible Lender Trustee”), as amended and restated pursuant to an Amended and Restated Trust Agreement dated as of August 11, 2005 (the “Trust Agreement”) among the Depositor, the Eligible Lender Trustee and Deutsche Bank Trust Company Americas, as indenture trustee (the “Indenture Trustee”).

A Registration Statement of the Company on Form S-3 relating to the Notes (File No. 333-103545) was filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “1933 Act”) and was declared effective on February 28, 2003, as amended by Post Effective Amendment No. 1 filed by the Depositor with the Commission on April 4, 2005 (such Registration Statement, as so amended, is referred to as the “Registration Statement”).  As set forth in the Prospectus, the Notes were issued under and pursuant to the Indenture dated as of August 1, 2005 (as amended and supplemented from time to time, the “Indenture”) among the Trust, the Eligible Lender Trustee and the Indenture Trustee.

One class of the Notes, the class A-3 notes (the “Class A-3 Notes”), were subject to a remarketing in accordance with their terms effective April 25, 2008 (the “Reset Date”).  This opinion is being rendered in connection with that Reset Date.

We have examined forms of the:

(a)

Trust Agreement;

(b)

Indenture;

(c)

Purchase Agreement Master Securitization Terms Number 1000 dated August 11, 2005 (the “SLM ECFC Master Terms”) among SLM Education Credit Finance Corporation (“SLM ECFC”), Chase Bank USA, National Association, as interim eligible lender trustee under the Funding Interim Trust Agreement, dated August 1, 2005 (the “Interim Eligible Lender Trustee”) and the Company;

(d)

Purchase Agreement Number 1 dated August 11, 2005 (together with the SLM ECFC Master Terms, the “SLM ECFC Initial Purchase Agreement”) among SLM ECFC, the Interim Eligible Lender Trustee and the Company;

(e)

Purchase Agreement Master Securitization Terms Number 1000 dated August 11, 2005 (the “VG Funding Master Terms” and together with the SLM ECFC Master Terms, the “Master Terms”) among VG Funding, LLC (“VG Funding” and together with SLM ECFC, the “Sellers”), Chase Bank USA, National Association, as interim eligible lender trustee for the benefit of VG Funding under the VG Funding Interim Trust Agreement, dated August 1, 2005 (the “VG Funding Eligible Lender Trustee”), the Servicer, the Interim Eligible Lender Trustee and the Company;

(f)

Sale Agreement Master Securitization Terms Number 1000 dated August 11, 2005 (the “Master Sale Terms”) among the Company, the Interim Eligible Lender Trustee, Chase Bank USA, National Association, as eligible lender trustee on behalf of the Trust (the “Eligible Lender Trustee”), and the Trust and a Sale Agreement Number 1 dated August 11, 2005 (together with the Master Sale Terms, the “Initial Sale Agreement”) among the Company, the Interim Eligible Lender Trustee, the Eligible Lender Trustee and the Trust;

(g)

Servicing Agreement dated as of August 11, 2005 (the “Servicing Agreement”) among the Administrator and the Servicer, the Eligible Lender Trustee, the Trust and the Indenture Trustee;

(h)

Administration Agreement dated as of August 11, 2005 (as amended and supplemented from time to time, the “Administration Agreement”) among the Administrator, the Company, the Trust, the Servicer, the Eligible Lender Trustee and the Indenture Trustee;

(i)

Underwriting Agreement dated August 3, 2005 and related Pricing Agreement relating to the Notes dated August 3, 2005 (collectively, the “Underwriting Agreement”) among the Company, SLM ECFC, SLM Corporation and Banc of America Securities LLC (“Banc of America”) and Deutsche Bank Securities Inc. (“Deutsche Bank”), as the representatives of the underwriters named in Schedule I to the Underwriting Agreement (collectively, the “Representatives”);

(j)

the Remarketing Agreement, dated as of April 2, 2008 (the “Remarketing Agreement”), among the Issuer, the Administrator and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as a remarketing agent (“Merrill Lynch”) related to the addition of Merrill Lynch as a remarketing agent to the Original Remarketing Agreement, dated as of August 11, 2005 (the “Original Remarketing Agreement”), among the Issuer, the Administrator, Banc of America and Deutsche Bank (together with Banc of America and Merrill Lynch, the “Remarketing Agents”), (ii) the Remarketing Agency Agreement, dated as of April 15, 2008 (the “Remarketing Agency Agreement”), among the Issuer, the Administrator and the Remarketing Agents and (iii) the Supplemental Remarketing Agency Agreement, dated as of April 22, 2008 (the “Supplemental Remarketing Agency Agreement” and, together with the Remarketing Agreement, the Original Remarketing Agreement and the Remarketing Agency Agreement, the “Remarketing Agreements”), among the Issuer, the Administrator and the Remarketing Agents; and

(k)

a specimen of the Class A-3 Notes.

We refer to the documents listed in (a) through (k) above as the Transaction Documents.  Capitalized terms used but not defined herein have the meanings assigned to them in the applicable Transaction Documents.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates, papers, statutes, authorities and records as we have deemed relevant or necessary as a basis for the opinions set forth herein.

In all such examinations made by us in connection with this opinion, we have assumed the genuineness of all signatures, the completeness and authenticity of all records and all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies thereof.  With your permission, we have assumed that each party to a Transaction Document, had the power and authority, corporate or other, to enter into and perform all obligations thereunder, had authorized the execution, delivery and performance of such Transaction Documents and had duly executed and delivered such Transaction Documents.  In addition, we express no opinion as to the enforceability of any Transaction Document against any party other than the Company.  We have also assumed that the sale and the issuance of the Class A-3 Notes was authorized by all requisite limited liability company action on the part of the Company.  As to any facts material to our opinions that were not known to us, we have relied upon the respective statements and representations of officers and other representatives of the Company, the Administrator, SLM ECFC, VG Funding, the Servicer, the Representatives, the Remarketing Agents, the Trust, the Eligible Lender Trustee, the Indenture Trustee, and the independent public accountants and public officials of the Company, SLM ECFC, and VG Funding.  Except as expressly set forth in this opinion letter, we have not undertaken any independent investigation (including, without limitation, conducting any review, search or investigation of any public files, records or dockets, or reviewed any of the assets conveyed to the Trust) to determine the existence or absence of the facts that are material to our opinions, and no inference as to our knowledge concerning such facts should be drawn from our reliance on the representations of the Company, SLM ECFC, VG Funding and others in connection with the preparation and delivery of this letter.

Based upon and subject to the foregoing, we are of the opinion that, assuming that the Class A-3 Notes were validly executed by the Eligible Lender Trustee on behalf of the Trust, were authenticated by the Indenture Trustee, were issued in accordance with the provisions of the Indenture and were delivered to and paid for by the Representatives pursuant to the Underwriting Agreement, the Class A-3 Notes constituted valid and binding obligations of the Trust as of the Closing Date, enforceable in accordance with their terms, except that enforceability thereof may be subject to (a) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws then or thereafter in effect relating to creditors’ rights generally and (b) general principles of equity regardless of whether such enforceability is considered in a proceeding at law or in equity.

In rendering the foregoing opinion, we express no opinion as to the laws of any jurisdiction other than the federal laws of the United States and the laws of the State of New York.

We hereby consent to the filing of this letter and to the references to this firm under the heading “Legal Matters” in the Base Prospectus and “Legal Matters” in the Prospectus Supplement, without implying or admitting that we are “experts” within the meaning of the 1933 Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Prospectus.

Very truly yours,

/s/ McKEE NELSON LLP

McKEE NELSON LLP